CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Envista Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	1,540,000	$48.64	$74,905,600	$92.70 per $1,000,000	$6,943.75
Total Offering Amounts					$74,905,600		$6,943.75
Total Fee Offsets							$--
Net Fee Due							$6,943.75

(1)    Represents an additional 1,500,000 shares of common stock that may be acquired by the Envista Holdings Corporation Savings Plan in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in common stock of Envista Holdings Corporation and an additional 40,000 shares of common stock to be issued pursuant to the Envista Holdings Corporation Deferred Compensation Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Envista Holdings Corporation that become issuable under the Envista Holdings Corporation Deferred Compensation Plan or the Envista Holdings Corporation Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock of Envista Holdings Corporation. Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Envista Holdings Corporation Savings Plan.
(2)    Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share has been computed based on the average of the high and low sale prices of the registrant’s common stock reported on the New York Stock Exchange on February 18, 2022.

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